Exhibit (d)(2)

CBRE Global Real Estate Income Fund

OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON APRIL 6, 2023

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of this Subscription Certificate, you or your assignee are entitled to subscribe for a number of common shares of beneficial interest, par value $0.001 (the “Common Shares”), of CBRE Global Real Estate Income Fund (the “Trust”) pursuant to the primary subscription privilege (the “Primary Subscription Right”) and upon the terms and conditions and at the Subscription Price for each Common Share specified in the prospectus supplement relating thereto (the “Prospectus Supplement”). The Rights represented hereby include the Over-Subscription Privilege for Rights holders described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Common Shares (the “Over-Subscription Shares”) may be purchased by a Rights holder if such Common Shares are available and the holder’s Primary Subscription Rights have been exercised to the fullest extent possible. The Board of Trustees has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Over-Subscription Shares if it considers doing so to be in the best interest of the Trust. The Board of Trustees may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. The Board of Trustees also has the right, in its absolute discretion, to terminate the offering of the Rights, and cancel the Rights, at any time prior to the delivery of the Common Shares. Registered owners of the Trust’s Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing account(s). Confirmation statements for Common Shares purchased pursuant to the Primary Subscription Right and the Over- Subscription Privilege reflecting uncertificated share credits will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations have been effected.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to CBRE Global Real Estate Income Fund will be accepted. Please reference your rights card control number on your check.

The registered owner of this Subscription Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Common Shares of CBRE Global Real Estate Income Fund in the ratio of one Common Share for each five (5) Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement. The Rights represented hereby include the Over-Subscription Privilege for Record Date Common Shareholders only, as described in the Prospectus Supplement. Under the Over-Subscription Privilege, additional Common Shares may be purchased by a Record Date Common Shareholder if such Common Shares are available, the owner’s Primary Subscription Rights have been exercised to the fullest extent possible, and the pro rata allocation requirements have been satisfied. Registered owners of the Trust’s Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing account(s). Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all over-subscription allocations, if any, have been effected. This Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus Supplement and Prospectus relating to the Rights.This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To subscribe pursuant to the Primary Subscription Right, five (5) Rights and the estimated Subscription Price are required for each Common Share. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, the the estimated Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of the estimated subscription price of $6.38 per Common Share must accompany the Subscription Certificate.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Fund’s Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from Georgeson at 866-216-0462.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	IGR	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

■	1 2 3 4 5 6 7 8	C L S	X R T 2	I G R	1 2 3 4 5 6 7 8 9	+

03RO2C

To subscribe for Common Shares you must present to Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., Eastern time, on the Expiration Date of April 6, 2023 (unless extended), either: (a) a properly completed and executed Subscription Certificate and payment as described herein for the number of Common Shares subscribed for under the Primary Subscription Right (and, if you are a Record Date Common Shareholder electing to exercise the Over-Subscription Privilege, the number of Over-Subscription Shares requested pursuant to the terms of the Over-Subscription Privilege); or (b) payment and a notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) guaranteeing delivery of a properly completed and executed Subscription Certificate. You will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check.

To subscribe for your primary Common Shares, please complete line “A” on the card below. If you are not subscribing for your full Primary Subscription Right, check box “D” below, and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. To subscribe for any Over-Subscription Shares, please complete line “B” below.

Please Note: Only Record Date Common Shareholders who have exercised their Primary Subscription Right to the fullest extent possible may apply for Common Shares pursuant to the Over-Subscription Privilege.

Payment for Shares: Full payment of Estimated Subscription Price for Common Shares purchased pursuant to both the Primary Subscription Right and the Over-Subscription Privilege must accompany this Subscription Certificate or Notice of Guaranteed Delivery. Please reference your rights card control number on your check or Notice of Guaranteed Delivery.

If a holder of Rights who acquires Common Shares pursuant to the Rights Offering does not make payment of all amounts due, the Trust reserves the right to take any or all of the actions described in the Prospectus Supplement under Payment for Shares. Any payment required from a holder of Rights must be received by the Subscription Agent on or prior to the Expiration Date. Because shareholders must only pay the Estimated Subscription Price per share to exercise their Rights pursuant to the Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price, shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Trust to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on its behalf by the Subscription Agent, will be mailed by the Subscription Agent to the holder within ten Business Days after the Expiration Date. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated Subscription Price) must be received within twelve (12) business days of Confirmation Date, April 18, 2023, unless the Offer is extended by the Trust.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE TRUST’S PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM GEORGESON AT 866-216-0462.

Overnight or trackable delivery or electronic submission is encouraged to insure timely delivery. Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:	By Registered, Certified or Express Mail, or Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

A.	Exercise of Primary Subscription Rights (5 Rights = 1 share)

__________________ (no. of shares)	X	$6.38 per share (Estimated Subscription Price)	=	$_________________ (Cost for Primary Subscription Shares payable in United States Dollars)

B.	Exercise Over-Subscription Privilege*

__________________ (no. of shares)	X	$6.38 per share (Estimated Subscription Price)	=	$_________________ (Cost for Over- Subscription Shares payable in United States Dollars)

*	The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised to the fullest extent possible, and may only be exercised by Record Date Common Shareholders as described in the Prospectus Supplement. Over-subscriptions may not be accepted by the Trust and are subject to pro rata reductions.

C. Total Amount Enclosed:	=	$_________________ (Cost for Total Subscription Shares payable in United States Dollars)

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Trust may exercise any of the remedies provided for herein or in the Prospectus Supplement.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement.

Daytime telephone number: ___________________________________

Evening telephone number: ___________________________________

Email address: _____________________________________________

D. Sell any Unexercised Remaining Rights ☐ (Please sign form on front)

In order to sell your Rights this card must be received by March 30, 2023.

E. Deliver a certificate representing ________________ Unexercised Rights to the Assignee at the address in Section 1

F. Transfer ___________________________________ Rights to the Transferee designated in Section 2

SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, __________ of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

_____________________________________________________________________

Print full name of Assignee and Social Security Number

_____________________________________________________________________

Print Full Address

_____________________________________________________________________

Signature(s) of Assignor(s)

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

_____________________________________________________________________

Signature (name of bank or firm):

_____________________________________________________________________

Guaranteed by (signature/title):

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.